Exhibit (k)(3)

JOINDER AND AMENDMENT TO

ADMINISTRATION AGREEMENT

JOINDER AND AMENDMENT made as of August 11, 2012 between CITI FUND SERVICES OHIO, INC., (“Citi”), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and the entities signing this Joinder and Amendment (each, a “Fund”), to that certain Administration Agreement, dated as of February 1, 2010, between each Fund and Citi (as amended and as in effect on the date hereof, the “Agreement”), including a party added by this Joinder, Salient Alternative Strategies Offshore Fund Ltd. (also, the “Blocker”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Citi performs certain administration, fund accounting and transfer agency services for the Funds;

WHEREAS, certain Funds have changed their names and the parties wish to reflect those name changes in the Agreement;

WHEREAS, the parties wish to add Salient Alternative Strategies Offshore Fund Ltd. to the Agreement and Citi will be performing different services for the Blocker;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Funds and Citi hereby agree as follows:

1.	Name Changes.

(a)	All references to “Salient Absolute Return Master Fund” shall mean “Salient Alternative Strategies Master Fund”.

(b)	All references to “Salient Absolute Return Fund” shall mean “Salient Alternative Strategies Fund”.

(c)	All references to “Salient Absolute Return Institutional Fund” shall mean “Salient Alternative Strategies I Fund”.

(d)	All references to “Salient Absolute Return Fund, LP” shall mean “Salient Alternative Strategies Fund, L.P.”.

2.	Addition of the Blocker.

Effective as of the date hereof, the execution and delivery of this Joinder shall constitute the execution and delivery by the Blocker of the Administration Agreement, and the Blocker shall be a party to the Administration Agreement, and references to the “Fund” in the Administration Agreement shall be deemed to include the Blocker.

Exhibit (k)(3)

3.	Services for the Blocker. A new Section 1(i) is added as follows:

“(i)	Notwithstanding the forgoing, the only services that Citi shall provide to the Blocker are the following:

(A)	Administration Services. Citi shall:

1)	Calculate the annual expense budget and update expense accruals on a monthly basis with the assistance of applicable parties, and authorize related expense payments from the Blocker.
2)	Prepare consolidated financial statements with Salient Alternative Strategies Master Fund.
3)	Furnish advice and recommendations with respect to applicable aspects of the business and affairs as the Blocker and Citi shall determine desirable.
4)	Prepare informational schedules related to “subpart F income” calculation for use by the Fund’s auditors or tax preparation firm, as applicable in connection with such auditor or tax firm’s preparation of the Fund’s tax returns.

(B)	Accounting Services. Citi shall:

1)	Keep and maintain the following books and records:

A.	Journals containing an itemized daily record in detail of all purchases and sales of Interest, all receipts and disbursements of cash and all other debits and credits;
B.	General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received;
C.	Separate ledger accounts; and
D.	A monthly trial balance of all ledger accounts (except Investor accounts).

2)	Perform the following accounting services monthly or as otherwise stated:

A.	Calculate the net asset value per Interest (“NAV”) utilizing prices obtained from the sources described in subparagraph (B)(2)(B) below;
B.	Obtain security prices from the Fund’s designated pricing services, or if such quotes are unavailable, then from the Manager;
C.	Verify and reconcile with the Fund’s custodian all daily trade activity;
D.	Review the net asset value calculation and dividend factor (if any) prior to release to investors;
E.	Determine unrealized appreciation and depreciation;
F.	Post transactions to appropriate general ledger categories;

Exhibit (k)(3)

G.	Determine the outstanding receivables and payables for all (1) trades, (2) transactions and (3) income and expense accounts;
H.	Provide accounting reports in connection with the regular annual audit, financial reports, regulatory filings, compliance reporting, tax reporting, total return calculations and other audits and examinations by regulatory agencies, as applicable;
I.	Provide such periodic (daily, weekly, monthly) reports, as the parties shall agree upon;
J.	Reconcile cash and security positions with a custodian on a daily and weekly basis, respectively;
K.	Calculate allocation of income, expense and security appreciation/depreciation;
L.	Post summary activity received from the Blocker’s manager and reconcile Interest balances, including receivables and payables on a daily basis; and

(C)	Special Reports and Services:

1)	Citi may provide additional special reports upon the request of the Fund which may result in an additional charge, the amount of which shall be agreed upon by the parties; and
2)	Citi may provide such other similar services as may be reasonably requested by the Fund, which may result in an additional charge, the amount of which shall be agreed upon by the parties.”

4.	Fees. The following is added to Schedule B immediately prior to the Out of Pocket and Miscellaneous Charges Section:

“The Base Annual Fee is subject to an annual minimum of $125,000 per annum.”

5.	Representations and Warranties.

(a) Each party represents that it has full power and authority to enter into and perform this Joinder and Amendment.

6.	Miscellaneous.

(a)    This Joinder and Amendment supplements and amends the Agreement. The provisions set forth in this Joinder and Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Joinder and Amendment.

(b)    Each reference to the Agreement in the Agreement (as it existed prior to this Joinder and Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Joinder and Amendment. Except as provided in this Joinder and Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Joinder and Amendment shall be valid unless made in writing and executed by both parties hereto.

Exhibit (k)(3)

(c)    Paragraph headings in this Joinder and Amendment are included for convenience only and are not to be used to construe or interpret this Joinder and Amendment.

(d)    This Joinder and Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

Exhibit (k)(3)

IN WITNESS WHEREOF, the parties hereto have caused this Joinder and Amendment to be duly executed all as of the day and year first above written.

SALIENT ALTERNATIVE STRATEGIES FUND		SALIENT ALTERNATIVE STRATEGIES I FUND

By:	/s/John E. Price	By:	/s/John E. Price
Name:	John E. Price	Name:	John E. Price
Title:	Principal Financial Officer	Title:	Principal Financial Officer

SALIENT ALTERNATIVE STRATEGIES MASTER FUND		SALIENT ALTERNATIVE STRATEGIES FUND, L.P.

		By:	Salient Advisors, L.P., its General Partner

By:	/s/John E. Price	By:	/s/John E. Price
Name:	John E. Price	Name:	John E. Price
Title:	Principal Financial Officer	Title:	Authorized Person

SALIENT ABSOLUTE RETURN FUND, (Delaware), LLC		SALIENT ABSOLUTE RETURN INSTITUTIONAL FUND, (Delaware), LLC

By:	/s/Heinrich Grobler	By:	/s/Heinrich Grobler
Name:	Heinrich Grobler	Name:	Heinrich Grobler
Title:	Director	Title:	Director

SALIENT ABSOLUTE RETURN PRIVATE FUND, (Delaware), LLC		SALIENT ALTERNATIVE STRATEGIES OFFSHORE FUND LTD.

By:	/s/Heinrich Grobler	By:	Heinrich Grobler
Name:	Heinrich Grobler	Name:	Heinrich Grobler
Title:	Director	Title:	Director

Exhibit (k)(3)

CITI FUND SERVICES OHIO, INC.

By:	/s/Bruce Treff
Name:	Bruce Treff
Title:	President